Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 20, 2013, relating to the financial statements of Hovnanian Enterprises, Inc., and the effectiveness of Hovnanian Enterprises, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Hovnanian Enterprises, Inc. for the year ended October 31, 2013.

/s/ Deloitte & Touche LLP

New York, New York

March 13, 2014